Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital Properties Announces First Quarter 2015 Operating Results

Phoenix, AZ, May 7, 2015 -- American Realty Capital Properties, Inc. (NASDAQ: ARCP) (“ARCP” or the “Company”) announced today its operating results for the three months ended March 31, 2015.

First Quarter 2015 Consolidated Financial Results

Revenues
Consolidated Revenue for the quarter ended March 31, 2015 increased $72.8 million to $394.0 million as compared to revenue of $321.2 million for the same quarter in 2014.

Net Loss
Consolidated Net Loss for the quarter ended March 31, 2015 decreased $275.1 to ($30.7) million as compared to a net loss of ($305.8) million for the same quarter in 2014.

Normalized EBITDA
Consolidated normalized EBITDA for the quarter ended March 31, 2015 increased $107.2 to $316.1 million as compared to normalized EBITDA of $208.9 million for the same quarter in 2014.

FFO and FFO per Diluted Common Share
Funds From Operations (“FFO”) for the quarter ended March 31, 2015 increased $339.8 million to $195.0 million, or $0.21 per diluted share, as compared to ($144.8) million, or ($0.24) per diluted share, for the same quarter in 2014.

AFFO and AFFO per Diluted Common Share
Adjusted Funds From Operations (“AFFO”) for the quarter ended March 31, 2015 increased $85.3 million to $200.1 million, or $0.22 per diluted share, as compared to $114.8 million, or $0.19 per diluted share, for the same quarter in 2014.

Financial Statistics
Consolidated Financial Statistics as of the quarter ended March 31, 2015 are as follows: Fixed Charge Coverage Ratio of 2.6x, Net Debt to Normalized EBITDA of 7.6x, Net Debt to Undepreciated Real Estate Assets of 53.3% and Unencumbered Gross Real Estate Assets to Total Gross Assets ratio of 62.5%.

First Quarter 2015 Real Estate Investment Financial Results

Revenues
Real Estate Investment segment revenue for the quarter ended March 31, 2015 increased $99.6 million to $366.5 million as compared to revenue of $266.9 million for the same quarter in 2014, primarily due to the increased size of the real estate portfolio.

Net Loss
Real Estate Investment segment net loss for the quarter ended March 31, 2015 decreased $265.6 million to ($30.6) million as compared to a net loss of ($296.2) million for the same quarter in 2014, primarily due to merger and other non-routine transaction costs that were recorded in the quarter ended March 31, 2014.

Normalized EBITDA
Real Estate Investment segment normalized EBITDA for the quarter ended March 31, 2015 increased $97.8 million to $306.7 million as compared to normalized EBITDA of $208.9 million, for the same quarter in 2014, mainly due to the increased size of the real estate portfolio.

FFO and FFO per Diluted Common Share
Real Estate Investment segment FFO for the quarter ended March 31, 2015 increased $330.3 million to $195.1 million, or $0.21 per diluted share, as compared to ($135.2) million, or ($0.23) per diluted share, for the same quarter in 2014.

AFFO and AFFO per Diluted Common Share
Real Estate Investment segment AFFO for the quarter ended March 31, 2015 increased $86.4 million to $195.1 million, or $0.21 per diluted share, as compared to $108.7 million, or $0.18 per diluted share, for the same quarter in 2014.

Real Estate Portfolio Update
As of March 31, 2015, ARCP’s portfolio consisted of 4,647 properties with total portfolio occupancy of 98.4%, investment grade tenancy of 47.0% and a weighted average remaining lease term of 11.7 years.

Same Store Rent Increases
During the quarter ended March 31, 2015, same store rents (2,524 properties) increased 1.0% to $137.5 million as compared to $136.1 million for the same quarter in 2014.

Property Acquisitions
During the first quarter of 2015, the Company acquired four properties for $6.0 million at an average cash cap rate of 6.6%. Additionally, the Company acquired six land parcels for $1.6 million with $8.0 million of budgeted construction costs to complete the build-to-suit development projects at an average cap rate of 7.3% with weighted average anticipated lease terms totaling approximately 15.0 years. In addition, six build-to-suit properties were completed and placed into service during the quarter with $7.6 million invested by the Company at an average cash cap rate of 7.3%.

Property Dispositions
As part of its ongoing active portfolio management, during the quarter ended March 31, 2015, the Company sold 11 properties for approximately $271.8 million at an average cash cap rate of approximately 7.1%. The loss on first quarter sales was approximately $7.5 million, excluding the goodwill allocation.

First Quarter 2015 Cole Capital® Financial Results
Note: The Company completed its acquisition of Cole Capital on February 7, 2014.

Revenues
Cole Capital segment revenue for the quarter ended March 31, 2015 decreased $26.8 million to $27.5 million as compared to revenue of $54.3 million for the same quarter in 2014, as a consequence of reduced capital raise.

Net Loss
Cole Capital segment net loss for the quarter ended March 31, 2015 decreased $9.5 million to ($86,000) as compared to a net loss of ($9.6) million for the same quarter in 2014, primarily due to higher asset management and transactional fees.

Normalized EBITDA
Cole Capital segment normalized EBITDA for the quarter ended March 31, 2015 increased $9.5 million to $9.4 million as compared to normalized EBITDA of ($60,000), for the same quarter in 2014, primarily due to higher asset management and transactional fees.

FFO and FFO per Diluted Common Share
Cole Capital segment FFO for the quarter ended March 31, 2015 increased $9.5 million to ($86,000), or $0.00 per diluted share, as compared to ($9.6) million, or ($0.02) per diluted share, for the same quarter in 2014.

AFFO and AFFO per Diluted Common Share
Cole Capital segment AFFO for the quarter ended March 31, 2015 decreased $1.0 million to $5.1 million, or $0.01 per diluted share, as compared to $6.1 million, or $0.01 per diluted share, for the same quarter in 2014.

Investment Management Capital Raise
Raised $61.9 million of capital on behalf of four publicly registered, non-traded REITs managed by Cole Capital (the "Managed REITs"), including $32.1 million through the Managed REITs’ Distribution Reinvestment Plans ("DRIPs"), compared to $461.2 million, including $8.3 million through the Managed REITs’ DRIPs, in the first quarter of 2014.

Investment Management Acquisitions
Invested $225.8 million in 79 properties on behalf of the Cole Capital Managed REITs, compared to $235.3 million in 65 properties in the first quarter of 2014.

Sale of CCIT to SIR
On January 29, 2015, Cole Corporate Income Trust, Inc., Cole Capital’s first office and industrial-focused REIT, merged into a wholly owned subsidiary of Select Income REIT netting the Company approximately $4.4 million in disposition fees.

Management Commentary

Glenn Rufrano, Chief Executive Officer, stated, “After five weeks, I can make the following observations: ARCP is a full-service real estate operating company. Our experienced team can buy, sell, finance, asset manage, property manage, and lease, our properties all in-house. Our scale permits us to maintain an integrated and sophisticated real estate team with decades of experience, allowing us to efficiently access all segments of the net lease market: retail, office, industrial, restaurant, build-to-suit and sale-leaseback. We also have a well-respected investment management arm, Cole Capital, a combination of Cole Capital distribution and Cole Capital investment management, the latter a shared resource model with ARCP.”

Subsequent Events
Board Reconstitution
On April 1, 2015, the Company announced the appointment of Hugh R. Frater as Non-Executive Chairman of the Board of Directors and the addition of Julie G. Richardson as an Independent Director. This was done in conjunction with two directors stepping down effective April 1, 2015. Additionally, Glenn Rufrano joined the Board in conjunction with his appointment as the Company’s Chief Executive Officer on April 1, 2015. The Company expects to announce an additional independent board member in the near term.

Balance Sheet
Subsequent to the first quarter, the Company paid down $590.0 million on its line of credit from available cash, bringing the total amount outstanding under its term loan and revolving credit facility to $2.6 billion. As a result, floating rate debt as a percentage of total debt decreased to approximately 16% from 21%.

Cole Capital Distribution
The major clearing firms, including Charles Schwab, Fidelity, Pershing and TD Ameritrade, have all resumed processing trades of Cole Capital sponsored REITs on behalf of independent broker-dealers. Currently, there are 201 broker-dealer and RIA’s able to sell Cole Capital sponsored REITs, which represents approximately 42% of 2014 gross capital raise. 2014 gross capital raise is based on full year capital raise for Cole Capital, which excludes DRIP and redemptions, but does include the time period before ARCP acquired Cole Capital on February 7, 2014.

During April 2015, Cole Capital raised $30.1 million of capital on behalf of the Managed REITs, including $11.1 million through the Managed REITs’ DRIPs.
Dividend
The Board expects to be able to provide its dividend policy, along with the business plan, in August 2015, in conjunction with the release of Q2 2015 earnings.

Audio Webcast Details
The live audio webcast, beginning at 10:00 a.m. ET on Thursday, May 7, 2015, is available by accessing this link:
http://services.choruscall.com/links/arcp150507.html
*Participants should log in 10-15 minutes early.

Shortly after the live webcast, a replay of the webcast will be available in the Investor Relations section of our website.

About the Company
ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,650 properties totaling 102 million square feet of leasable space in 49 states, as well as Washington D.C., Puerto Rico and Canada. Additionally, ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Media Contact
John Bacon, Vice President, Corporate Communications
American Realty Capital Properties, Inc.
602.778.6057 | jbacon@arcpreit.com

Investor Contact
Bonni Rosen, Director Investor Relations
American Realty Capital Properties, Inc.
877.405.2653 | brosen@arcpreit.com

Terms and Definitions

Description of Funds From Operations and Adjusted Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO, a non-GAAP supplemental financial performance measure, is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
NAREIT defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on real estate including pro rata share of adjustments for unconsolidated partnerships and joint ventures. Our FFO calculation complies with NAREIT's policy described above.
In addition to FFO, we use Adjusted Funds From Operations ("AFFO") as a non-GAAP supplemental financial performance measure to evaluate the operating performance of our company. AFFO, as defined by our Company, excludes from FFO one time items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangibles, deferred financing costs, above and below market lease amortization as well as equity based compensation. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time, including after we cease to acquire properties on a frequent and regular basis. AFFO also allows for a comparison of the performance of our operations with other traded REITs that are not currently engaging in acquisitions and mergers, as well as a comparison of our performance with that of other traded REITs, as AFFO, or an equivalent measure, is routinely reported by traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net loss and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of our company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net loss or to cash flows from operating activities, and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs.
AFFO may provide investors with a view of our future performance and future dividend policy. However, because AFFO excludes items that are an important component in an analysis of the historical performance of a property, AFFO should not be construed as a historic performance measure. Neither the SEC, NAREIT, nor any other regulatory body has evaluated the acceptability of the exclusions contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.
EBITDA and Normalized EBITDA
Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude one time items such as acquisition related costs, merger and other non-routine transactions costs, gains or losses on sale of investments, insurance and litigation settlements and extinguishment of debt cost. We also exclude certain non-cash items such as impairments of intangible, straight-line rental revenue, unrealized gains or losses on derivatives, amortization of intangibles, deferred financing costs, above and below market lease amortization as well as equity based compensation. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company's business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

Gross Real Estate and Related Assets represent total gross real estate and related assets, including net investments in unconsolidated entities, investment in direct financing leases, investment securities and loans held for investment, net of gross intangible lease liabilities.

Fixed Charge Coverage Ratio is the sum of (i)interest expense incurred on the outstanding principal balance of our debt, excluding certain GAAP adjustments reported as interest expense, such as amortization of of deferred financing costs, premiums and discounts, (ii) secured debt principal amortization and (iii) dividends attributable to preferred shares divided by Normalized EBITDA.

Net Debt is a calculation to show the Company's outstanding principal balance, excluding certain GAAP adjustments, such as premiums and discounts, less all cash and cash equivalents.
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Assets
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four.
Forward Looking Statements
Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect American Realty Capital Properties, Inc.’s (“ARCP,” the “Company,” “us,” “our” and “we”) expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding ARCP’s future financial condition, results of operations and business are also forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond ARCP’s control.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; ARCP’s ability to reestablish the financial network that supports Cole Capital®; ARCP’s ability to regain the prior transaction and capital raising volume of Cole Capital prior to the filing of ARCP’s Current Report on Form 8-K on October 29, 2014; the timing and expense of the remediation of ARCP’s material weaknesses in disclosure controls and procedures and internal control over financial reporting; the impact and outcome of litigation and regulatory investigations related to the recent Audit Committee investigation and restatement of ARCP’s financial statements; ARCP’s ability to regain compliance with the requirements of the NASDAQ Stock Market; the impact of ARCP’s debt documents on ARCP’s overall borrowing flexibility; the level and frequency of the dividend to be established by ARCP’s Board of Directors compared to the level and frequency of the dividend ARCP previously paid; ARCP’s ability to establish a timely financial reporting schedule; the impact of the recent downgrade in ARCP’s credit rating to below investment-grade; the unpredictability of the business plans and financial condition of ARCP’s tenants; the impact of impairment charges in respect of certain of ARCP’s properties or other assets; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

The forward-looking statements contained herein reflect ARCP’s beliefs, assumptions and expectations regarding ARCP’s future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to ARCP. If a change occurs, ARCP’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. ARCP disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except for share and per share data)

	March 31, 2015	December 31, 2014
ASSETS
Real estate investments, at cost:
Land	$3,434,414	$3,472,298
Buildings, fixtures and improvements	12,081,061	12,307,758
Land and construction in progress	83,284	77,450
Intangible lease assets	2,386,904	2,435,054
Total real estate investments, at cost	17,985,663	18,292,560
Less: accumulated depreciation and amortization	1,238,320	1,034,122
Total real estate investments, net	16,747,343	17,258,438
Investment in unconsolidated entities	95,390	98,053
Investment in direct financing leases, net	54,822	56,076
Investment securities, at fair value	56,493	58,646
Loans held for investment, net	41,357	42,106
Cash and cash equivalents	788,739	416,711
Restricted cash	64,578	62,651
Intangible assets, net	142,851	150,359
Deferred costs and other assets, net	400,884	389,922
Goodwill	1,871,114	1,894,794
Due from affiliates	58,457	86,122
Assets held for sale	—	1,261
Total assets	$20,322,028	$20,515,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable and other debt, net	$3,672,496	$3,805,761
Corporate bonds, net	2,546,701	2,546,499
Convertible debt, net	978,769	977,521
Credit facility	3,184,000	3,184,000
Below-market lease liabilities, net	304,754	317,838
Accounts payable and accrued expenses	160,129	163,025
Deferred rent, derivative and other liabilities	139,241	127,611
Distributions payable	9,959	9,995
Due to affiliates	547	559
Total liabilities	10,996,596	11,132,809
Commitments and contingencies (Note 13)
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of March, 31, 2015 and December 31, 2014, respectively	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 905,134,719 and 905,530,431 issued and outstanding as of March, 31, 2015 and December 31, 2014, respectively	9,051	9,055
Additional paid-in capital	11,919,358	11,920,253
Accumulated other comprehensive (loss) income	(4,136)	2,728
Accumulated deficit	(2,826,524)	(2,778,576)
Total stockholders’ equity	9,098,177	9,153,888
Non-controlling interests	227,255	228,442
Total equity	9,325,432	9,382,330
Total liabilities and equity	$20,322,028	$20,515,139

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except for per share data)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$342,759	$244,415
Direct financing lease income	741	1,006
Operating expense reimbursements	22,974	21,476
Cole Capital revenue	27,494	54,257
Total revenues	393,968	321,154
Operating expenses:
Cole Capital reallowed fees and commissions	2,031	34,436
Acquisition related (including $0 and $1,539 to affiliates, respectively)	2,182	13,417
Merger and other non-routine transactions (including $0 and $137,738 to affiliates, respectively)	16,423	160,298
Property operating	30,999	29,755
Management fees to affiliates	—	13,888
General and administrative (including $0 and $15,592 to affiliates, respectively)	33,106	55,369
Depreciation and amortization	219,141	173,842
Total operating expenses	303,882	481,005
Operating income (loss)	90,086	(159,851)
Other (expense) income:
Interest expense, net	(95,699)	(120,951)
Extinguishment of debt, net	429	(9,399)
Other income, net	8,961	3,975
Loss on derivative instruments, net	(1,028)	(7,121)
Loss on disposition of real estate, net	(31,368)	(17,605)
Total other expenses, net	(118,705)	(151,101)
Loss before income and franchise taxes	(28,619)	(310,952)
(Provision for) benefit from income and franchise taxes	(2,074)	5,112
Net loss	(30,693)	(305,840)
Net loss attributable to non-controlling interests	723	14,396
Net loss attributable to the Company	$(29,970)	$(291,444)

Basic and diluted net loss per share attributable to common stockholders	$(0.05)	$(0.58)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET LOSS TO NORMALIZED EBITDA
(Unaudited, in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Total revenues	$393,968	$418,807	$457,118	$382,178	$321,154
Less: total operating expenses	303,882	743,456	375,667	350,496	481,005
Operating income (loss)	90,086	(324,649)	81,451	31,682	(159,851)
Total other (expenses), net	(118,705)	(62,349)	(366,373)	(92,986)	(151,101)
Loss before income and franchise taxes	(28,619)	(386,998)	(284,922)	(61,304)	(310,952)
(Provision for) benefit from income and franchise taxes	(2,074)	26,571	(3,125)	4,706	5,112
Net loss	(30,693)	(360,427)	(288,047)	(56,598)	(305,840)
Adjustments:
Interest expense	95,699	126,157	101,643	103,897	120,951
Depreciation and amortization	219,141	226,272	265,150	250,739	173,842
Provision for (benefit from) income and franchise taxes	2,074	(26,571)	3,125	(4,706)	(5,112)
Proportionate share of adjustments for unconsolidated entities	2,661	3,402	3,433	3,453	2,096
EBITDA	$288,882	$(31,167)	$85,304	$296,785	$(14,063)
Management adjustments:
Loss on held for sale assets and disposition of real estate, net	31,368	1,263	256,894	1,269	17,605
Impairments	—	406,136	2,299	1,556	—
Acquisition related	2,182	4,215	13,998	7,201	13,417
Merger and other non-routine transactions	16,423	25,162	7,632	7,422	160,298
Equity-based compensation	818	(980)	5,541	5,690	21,574
Gain on sale and unrealized gains of investment securities	(233)	—	(6,357)	—	—
Loss (gain) on derivative instruments, net	1,028	172	17,484	(14,207)	7,121
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,007	1,475	1,934	2,103	388
(Gain) loss on early extinguishment of debt and forgiveness of debt, net	(5,302)	605	5,396	6,469	9,399
Net direct financing lease adjustments	495	448	620	137	390
Straight-line rent	(19,107)	(25,367)	(24,871)	(17,413)	(7,520)
Legal settlement and insurance proceeds	(1,250)	(60,720)	(3,275)	—	—
Proportionate share of adjustments for unconsolidated entities	(254)	1,086	1,276	437	266
Normalized EBITDA	$316,057	$322,328	$363,875	$297,449	$208,875

AMERICAN REALTY CAPITAL PROPERTIES, INC.
CONSOLIDTED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net loss	$(30,693)	$(360,427)	$(288,047)	$(56,598)	$(305,840)
Dividends on non-convertible preferred stock	(17,973)	(17,973)	(17,974)	(17,773)	(17,374)
Loss on held for sale assets and disposition of real estate assets, net	31,368	1,263	256,894	1,269	17,605
Depreciation and amortization of real estate assets	210,770	219,080	240,046	225,940	159,461
Impairment of real estate assets	—	96,692	2,299	1,556	—
Proportionate share of adjustments for unconsolidated entities	1,558	2,540	2,580	2,573	1,344
FFO	$195,030	$(58,825)	$195,798	$156,967	$(144,804)

Acquisition related	2,182	4,215	13,998	7,201	13,417
Merger and other non-routine transactions	16,423	25,162	7,632	7,422	160,298
Impairment of intangible assets	—	309,444	—	—	—
Legal settlements and insurance proceeds	(1,250)	(60,720)	(3,275)	—	—
Gain on sale and unrealized gains of investment securities	(233)	—	(6,357)	—	—
Loss (gain) on derivative instruments, net	1,028	172	17,484	(14,207)	7,121
Amortization of net premiums on debt and investments	(3,858)	11,461	(8,106)	(4,606)	(5,198)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,007	1,475	1,934	2,103	388
Net direct financing lease adjustments	495	448	620	137	390
Amortization and write off of deferred financing costs	7,929	23,475	12,486	10,985	44,976
Amortization of management contracts	7,510	6,233	24,288	24,024	13,992
Deferred tax benefit	(3,972)	(33,324)	—	—	—
(Gain) loss on early extinguishment of debt and forgiveness of debt, net	(5,302)	605	5,396	6,469	9,399
Straight-line rent	(19,107)	(25,367)	(24,871)	(17,413)	(7,520)
Equity-based compensation expense, net of forfeiture	818	(980)	5,541	5,690	21,574
Other amortization and non-cash charges	753	895	713	698	421
Proportionate share of adjustments for unconsolidated entities	682	1,090	1,268	464	318
AFFO	$200,135	$205,459	$244,549	$185,934	$114,772

Weighted-average shares outstanding - basic	902,996,270	902,528,136	902,096,102	815,406,408	547,470,457
Effect of dilutive securities	26,157,663	29,629,740	44,970,255	52,613,117	51,151,928
Weighted-average shares outstanding - diluted	929,153,933	932,157,876	947,066,357	868,019,525	598,622,385

FFO per diluted share	$0.21	$(0.06)	$0.21	$0.18	$(0.24)
AFFO per diluted share	$0.22	$0.22	$0.26	$0.21	$0.19

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(REI Segment)
(Unaudited, in thousands, except for share and per share data)

	Three Months Ended March 31,
	2015	2014
REI segment:
Revenues:
Rental income	$342,759	$244,415
Direct financing lease income	741	1,006
Operating expense reimbursements	22,974	21,476
Total real estate investment revenues	366,474	266,897
Operating expenses:
Acquisition related	1,723	13,417
Merger and other non-routine transactions	16,423	159,794
Property operating	30,999	29,755
Management fees to affiliates	—	13,888
General and administrative	15,370	34,538
Depreciation and amortization	210,788	159,483
Impairment of real estate	—	—
Total operating expenses	275,303	410,875
Operating income (loss)	91,171	(143,978)
Other (expense) income:
Interest expense, net	(95,699)	(120,951)
Extinguishment of debt, net	429	(9,399)
Other income, net	7,742	3,959
Loss on derivative instruments, net	(1,028)	(7,121)
Loss on disposition of real estate, net	(31,368)	(17,605)
Loss on sale of investments in affiliates	—	—
Gain (loss) on sale of investments	—	—
Total other expenses, net	(119,924)	(151,117)
Loss before income and franchise taxes	(28,753)	(295,095)
Provision for income and franchise taxes	(1,854)	(1,123)
Net loss	$(30,607)	$(296,218)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SEGMENT REPORTING - STATEMENTS OF OPERATIONS
(Cole Capital Segment)
(Unaudited, in thousands, except for share and per share data)

	Three Months Ended March 31,
	2015	2014
Cole Capital segment:
Revenues:
Dealer manager and distribution fees, selling commissions and offering reimbursements	$3,117	$42,453
Transaction service fees and reimbursements	10,260	4,867
Management fees and reimbursements	14,117	6,937
Total Cole Capital revenues	27,494	54,257
Operating expenses:
Cole Capital reallowed fees and commissions	2,031	34,436
Acquisition related	459	—
Merger and other non-routine transactions	—	504
General and administrative expenses	17,736	20,831
Depreciation and amortization	8,353	14,359
Impairments of intangible assets	—	—
Total operating expenses	28,579	70,130
Operating loss	(1,085)	(15,873)
Total other income	1,219	16
Income (loss) before income and franchise taxes	134	(15,857)
(Provision for) benefit from income and franchise taxes	(220)	6,235
Net loss	$(86)	$(9,622)

Total Company:
Total revenues	$393,968	$321,154
Total operating expenses	$303,882	$481,005
Total other expense	$(118,705)	$(151,101)
Net loss	$(30,693)	$(305,840)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(REI Segment)
(Unaudited, in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net loss	$(30,607)	$(82,458)	$(289,133)	$(46,124)	$(296,218)
Adjustments:
Interest expense	95,699	126,157	101,643	103,897	120,951
Depreciation and amortization	210,788	219,222	240,073	225,965	159,483
Provision for income and franchise taxes	1,854	1,408	1,994	2,788	1,123
Proportionate share of adjustments for unconsolidated entities	2,661	3,402	3,433	3,453	2,096
EBITDA	$280,395	$267,731	$58,010	$289,979	$(12,565)
Management adjustments:
Loss on held for sale assets and disposition of real estate, net	31,368	1,263	256,894	1,269	17,605
Impairments	—	96,692	2,299	1,556	—
Acquisition related	1,723	853	13,998	7,201	13,417
Merger and other non-routine transactions	16,423	25,139	7,613	5,999	159,794
Equity-based compensation	402	(3,997)	2,086	3,575	20,640
Gain on sale and unrealized gains of investment securities	(233)	—	(6,357)	—	—
Loss (gain) on derivative instruments, net	1,028	172	17,484	(14,207)	7,121
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,007	1,475	1,934	2,103	388
(Gain) loss on early extinguishment of debt and forgiveness of debt, net	(5,302)	605	5,396	6,469	9,399
Net direct financing lease adjustments	495	448	620	137	390
Straight-line rent	(19,107)	(25,367)	(24,871)	(17,413)	(7,520)
Legal settlement and insurance proceeds	(1,250)	(60,720)	(3,275)	—	—
Proportionate share of adjustments for unconsolidated entities	(254)	1,086	1,276	437	266
Normalized EBITDA	$306,695	$305,380	$333,107	$287,105	$208,935

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SEGMENT REPORTING - EBITDA AND NORMALIZED EBITDA
(Cole Capital Segment)
(Unaudited, in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Revenue	$27,494	$52,282	$59,797	$37,222	$54,257
Less: total operating expenses	28,579	360,241	57,759	55,300	70,130
Operating (loss) income	(1,085)	(307,959)	2,038	(18,078)	(15,873)
Total other income	1,219	2,011	179	110	16
Income (loss) before income and franchise taxes	134	(305,948)	2,217	(17,968)	(15,857)
(Provision for) benefit from income and franchise taxes	(220)	27,979	(1,131)	7,494	6,235
Net (loss) income	(86)	(277,969)	1,086	(10,474)	(9,622)
Adjustments:
Depreciation and amortization	8,353	7,050	25,077	24,774	14,359
Provision for (benefit from) income taxes	220	(27,979)	1,131	(7,494)	(6,235)
EBITDA	8,487	(298,898)	27,294	6,806	(1,498)
Management adjustments:
Impairments	—	309,444	—	—	—
Acquisition related	459	3,362	—	—	—
Merger and other non-routine transactions	—	23	19	1,423	504
Equity-based compensation	416	3,017	3,455	2,115	934
Normalized EBITDA	$9,362	$16,948	$30,768	$10,344	$(60)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(REI Segment)
(Unaudited, in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net loss	$(30,607)	$(82,458)	$(289,133)	$(46,124)	$(296,218)
Dividends on non-convertible preferred stock	(17,973)	(17,973)	(17,974)	(17,773)	(17,374)
Loss on held for sale assets and disposition of real estate, net	31,368	1,263	256,894	1,269	17,605
Depreciation and amortization of real estate assets	210,770	219,080	240,046	225,940	159,461
Impairment of real estate	—	96,692	2,299	1,556	—
Proportionate share of adjustments for unconsolidated entities	1,558	2,540	2,580	2,573	1,344
FFO	$195,116	$219,144	$194,712	$167,441	$(135,182)

Acquisition related	1,723	853	13,998	7,201	13,417
Merger and other non-routine transactions	16,423	25,139	7,613	5,999	159,794
Legal settlement and insurance proceeds	(1,250)	(60,720)	(3,275)	—	—
Gain on sale and unrealized gains of investment securities	(233)	—	(6,357)	—	—
Loss (gain) on derivative instruments, net	1,028	172	17,484	(14,207)	7,121
Amortization of premiums and discounts on debt and investments	(3,858)	11,461	(8,106)	(4,606)	(5,198)
Amortization of below-market lease liabilities, net of amortization of above-market lease assets	1,007	1,475	1,934	2,103	388
Net direct financing lease adjustments	495	448	620	137	390
Amortization and write off of deferred financing costs	7,929	23,475	12,486	10,985	44,976
(Gain) loss on early extinguishment of debt and forgiveness of debt, net	(5,302)	605	5,396	6,469	9,399
Straight-line rent	(19,107)	(25,367)	(24,871)	(17,413)	(7,520)
Equity-based compensation expense, net of forfeitures	402	(3,997)	2,086	3,575	20,640
Other amortization and non-cash charges	18	156	3	40	121
Proportionate share of adjustments for unconsolidated entities	682	1,090	1,268	464	318
AFFO	$195,073	$193,934	$214,991	$168,188	$108,664

Weighted-average shares outstanding - basic	902,996,270	902,528,136	902,096,102	815,406,408	547,470,457
Effect of dilutive securities	26,157,663	29,629,740	44,970,255	52,613,117	51,151,928
Weighted-average shares outstanding - diluted	929,153,933	932,157,876	947,066,357	868,019,525	598,622,385

FFO per diluted share	$0.21	$0.24	$0.21	$0.19	$(0.23)
AFFO per diluted share	$0.21	$0.21	$0.23	$0.19	$0.18

AMERICAN REALTY CAPITAL PROPERTIES, INC.
SEGMENT REPORTING - FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(Cole Capital Segment)
(Unaudited, in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net (loss) income	$(86)	$(277,969)	$1,086	$(10,474)	$(9,622)
FFO	(86)	(277,969)	1,086	(10,474)	(9,622)

Acquisition related	459	3,362	—	—	—
Merger and other non-routine transactions	—	23	19	1,423	504
Impairment of intangible assets	—	309,444	—	—	—
Amortization of management contracts	7,510	6,233	24,288	24,024	13,992
Deferred tax benefit	(3,972)	(33,324)	—	—	—
Equity-based compensation expense, net of forfeitures	416	3,017	3,455	2,115	934
Other amortization and non-cash charges	735	739	710	658	300
AFFO	$5,062	$11,525	$29,558	$17,746	$6,108

Weighted-average shares outstanding - basic	902,996,270	902,528,136	902,096,102	815,406,408	547,470,457
Effect of dilutive securities	26,157,663	29,629,740	44,970,255	52,613,117	51,151,928
Weighted-average shares outstanding - diluted	929,153,933	932,157,876	947,066,357	868,019,525	598,622,385

FFO per diluted share	$—	$(0.30)	$—	$(0.01)	$(0.02)
AFFO per diluted share	$0.01	$0.01	$0.03	$0.02	$0.01